Exhibit 99.1

      American Software Reports Second Quarter Fiscal Year 2005 Results

         Company Achieves Fifteen Consecutive Quarters of Profitability,
              Revenue Increases 10% Compared to Prior Year Quarter

    ATLANTA, Nov. 29 /PRNewswire-FirstCall/ -- American Software, Inc.
(Nasdaq: AMSWA) today reported its financial results for the second quarter of fiscal year 2005, marking its fifteenth consecutive quarter of profitability.
    Total revenues for the second quarter were $14.9 million compared to $13.5 million the same quarter last year. Software license fees were $2.5 million compared to $2.9 million during the same period last year. Services and other revenues were $7.6 million for the second quarter of fiscal year 2005 compared to $6.1 million for the same period last year. Maintenance revenues were $4.7 million compared to $4.5 million during the same period last year. Operating income was $810,000 for the second quarter of fiscal 2005 compared to $1.6 million during the same period last year. Net income for the second quarter was $1.5 million or earnings per share (diluted) of $0.06, compared to $2.3 million or earnings per share (diluted) of $0.09 the same quarter last year.
    Total revenues for the six months ended October 31, 2004 were $28.6 million compared to $26.6 million for the comparable period last year. Software license fees for the six months period were $5.1 million compared to $5.6 million during the same period last year. Services and other revenues were $14.4 million compared to $12.0 million in the same period last year. Maintenance revenues were $9.1 million unchanged from same period last year. For the six months ended October 31, 2004, the Company reported net income of approximately $2.6 million or earnings per share (diluted) of $0.10 compared to net income of $3.4 million or earnings per share (diluted) of $0.14.
    The overall financial condition of the Company remains strong, with cash and investments of approximately $55.0 million and zero debt as of October 31, 2004. During the quarter, the Company paid a $.07 per share quarterly dividend of approximately $1.7 million. The Company's 87 percent owned subsidiary, Logility, purchased approximately 124,000 of its shares on the open market under the current stock buyback program at a cost of approximately $602,000 during the quarter.
    "We are pleased to achieve our fifteenth consecutive quarter of profitability. Despite the continued global economic uncertainty and general market conditions impacting capital expenditures in the technology sector, American Software delivered a 10% increase in revenue," stated James C. Edenfield, president and CEO of American Software. "We are excited about Logility's acquisition of Demand Management, a St. Louis-based provider of supply chain planning systems marketed under the Demand Solutions brand, during the quarter and believe that it will provide potential growth opportunities to the company."
    The Demand Management acquisition is expected to be accretive to Logility's earnings and cash flow within the next 12 months, and is expected to contribute approximately $10 million in annual revenue, with 50% as a recurring component. Second quarter 2005 financial results included one month of operations of Demand Management, which reduced the Company's net income by approximately one cent per share.
    The acquisition provides more than 800 active customers in the growing small and midsize business (SMB) market, which brings the Logility customer base to approximately 1,100 and gives Logility what is believed to be the largest installed base of supply chain planning customers among application software vendors. Logility will continue to sell Demand Solutions as a separate product line to the SMB market through Demand Management's existing value-added reseller distribution network, which currently serves customers in more than 70 countries. Logility will also continue to offer the Logility Voyager Solutions(TM) suite to its traditional target market of upper-midsize to Fortune 1000 companies with distribution-intensive supply chains.
    Some of the unique assets that Logility acquires through this transaction include:

     Distribution Channel. Demand Management has a worldwide value-added reseller (VAR) network of 23 organizations with 67 sales, implementation and support resources. This network will continue to sell Demand Solutions products, and Logility plans to introduce components of the Logility Voyager Solutions suite into appropriate areas of this proven distribution channel.

     Customer Base. Demand Management has approximately 800 active customers in over 70 countries in consumer goods, food and beverage, apparel, life sciences, service parts and retail industries. The VAR channel and Demand Management subsidiary of Logility will continue to support these loyal Demand Solutions customers.

     Technology. The Demand Solution products are designed for SMB companies and include supply chain forecasting, demand planning, inventory planning and replenishment planning. The Demand Solution Stores product enables store-level forecast modeling and replenishment capabilities for retailers.

    Additional highlights for the second quarter fiscal year 2005 include:

    Customers

     * Notable new and existing customers placing orders in the second quarter include 3M Australia, Afrox, Continental General Tire, Crane Nuclear Valve, Draka Elevator, Hunter Fan, Joseph A. Banks, JRH Biosciences, Land O' Frost, Lindt & Sprungli, Tyco Safety Products, TXU, US Can, Verizon, and WestPoint Stevens.

     * During the quarter, the Company's wholly owned subsidiary, New Generation Computing Inc. (NGC), announced that WestPoint Stevens Inc. selected NGC's web-based sourcing and production system, e-SPS, along with the e-PDM product data management module to streamline global sourcing and production. With e-SPS and e-PDM, the WestPoint Stevens sourcing operation will be able to complete steps in the production of in-process and finished goods as well as gain end-to-end visibility of the entire global production process.

     * NGC announced this quarter that Roka Apparel selected NGC's RedHorse Enterprise ERP system and The Production Manager (TPM) to manage the company's full-package operations in its cutting-and-sewing facilities in Honduras and offices in Jacksonville, FL. The software will help streamline multiple processes, including customer order processing, financial accounting, cut order management, fabric and trim inventory control as well as shop floor control, incentive payroll, operator performance analysis and factory cost analysis.

     * NGC announced this quarter that Gold Toe Brands Inc. (GTB) deployed NGC's e-Quality to monitor and maintain quality control of its global production of hosiery products. The software complements the existing e-SPS modules that GTB implemented last year and provides the company with end-to-end visibility of its global supply chain.

     * US Can licensed additional modules to enhance its purchase order tracking and web-enabled vendor collaboration solution.

     * 3M Australia licensed core ERP modules to run on its upgraded IBM eServer zSeries equipment.

     * Crane Nuclear Valve licensed core ERP modules to run on its upgraded IBM eServer iSeries equipment.

     * Aspen Pet Products, a private manufacturer and distributor of high quality pet care products, implemented Logility Voyager Solutions(TM) in less than five months for improved inventory management, forecast accuracy and collaboration.

     * Representatives of Smead Corporation, a leading manufacturer and distributor of paper filing supplies and records management software and long-time Logility customer, spoke at the 2004 Consumer Goods Technology Conference in Orlando, Fla. Additional Logility customers speaking at the event included VF Corporation, Cannondale Bicycle Corporation and Lindt & Sprungli.

     * Logility hosted another Supply Chain Power Hour webcast, "Service Parts
       Smarts: Profit-driven Strategies for Service Parts Supply Chains," on September 9. The webcast featured speakers from AMR Research, Remy International and Logility, and addressed the challenges faced by aftermarket service parts manufacturers, whose service organizations can contribute 20-30% of total revenues and as much as 40% of profits.

     * During the summer and fall of 2004, Demand Solutions users in the Northeast U.S. had the opportunity to participate in the 13th annual DS Northeast User Conference as well as a series of local "Town Meetings." One hundred forty-two DS users representing 65 companies participated in these regional activities.

    Products and Technology

     * At its annual Midwest User Conference in Lake Geneva, Wisconsin, American Software, Inc. announced the release of e-Process Management, a new web-based product that allows companies to configure and model any well-defined business process. Built on American Software's e-Applications architecture, e-Process Management enables messaging and alerts via e-mail among internal and external trading partners. A business process is composed of a group of events or tasks that will be completed sequentially. As an event is completed, a notification is electronically passed to the entity responsible for the next event. A delinquent event is automatically detected by the system and an electronic alert is passed as needed. e-Process Management can help companies improve communications, track tasks and see the status of business processes via the Internet, and decrease cycle times. The product can be integrated to operate with components of any ERP system or may operate in a standalone mode.

     * Logility announced the dates for the Connections 2005: Catch the Wave -- Supply Chain ROI customer conference to be held March 16-18, 2005, in Atlanta, Ga., at the InterContinental Hotel in Buckhead. The event will give attendees exposure to best practices from industry peers, insight from leading supply chain experts and guidance for preparing their businesses for the next wave of demand-driven supply chain improvement.

     * Start Magazine selected Logility for a 2004 Technology & Business Vision Award, which honors leading-edge solution providers whose hardware or software products have helped transform the manufacturing industry; and Software Magazine named Logility to its Software 500 list of the world's foremost software and services providers.

     * Logility announced a business alliance with Adjoined Consulting, an industry-focused, full-service management consulting, technology and outsourcing firm. The partnership offers companies operational best practices hosting and consulting services for Logility Voyager Solutions, including collaborative demand, inventory and replenishment planning, global sourcing, and transportation and warehouse management.

     * Demand Management, Inc., a wholly owned subsidiary of Logility, re-christened its flagship software suite from Demand Solutions to DS One. The decision to rename the company's applications to DS One emphasizes the power and flexibility of the software to deliver essential functionality for the broad-based collaborative needs in today's demand driven supply chains.

    About American Software, Inc.
    Headquartered in Atlanta, American Software develops, markets and supports one of the industry's most comprehensive offerings of integrated business applications, including supply chain management, Internet commerce, financial, warehouse management and manufacturing packages. e-Intelliprise(TM) is an ERP/supply chain management suite, which leverages Internet connectivity and includes multiple manufacturing methodologies. American Software owns 87% of Logility, Inc. (Nasdaq: LGTY), a leading supplier of collaborative solutions to optimize the supply chain. Logility is proud to serve such customers as Bissell, Huhtamaki UK, McCain Foods, Pernod-Ricard, Sigma Aldrich, and VF Corporation. New Generation Computing Inc. (NGC), a wholly-owned subsidiary of American Software, is a global software company that has 25 years of experience developing and marketing business applications for apparel manufacturers, brand managers, retailers and importers. Headquartered in Miami, NGC's worldwide customers include Dick's Sporting Goods, Wilsons Leather, Kellwood, Hugo Boss, Russell Corp., Ralph Lauren Childrenswear, Haggar Clothing Company, Maidenform, William Carter and VF Corporation. For more information on the Company, contact: American Software, 470 East Paces Ferry Rd., Atlanta, GA 30305; (800) 726-2946 or (404) 261-4381. FAX:
(404) 264-5206.  INTERNET:  http://www.amsoftware.com or E-mail:
ask@amsoftware.com

    Forward-Looking Statements
    This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2004 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

    e-Intelliprise is a trademark of American Software, Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, and REDHORSE is a trademark of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.


                             AMERICAN SOFTWARE, INC.
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                   Second Quarter Ended                   Six Months Ended
                                                           -----------------------------------   -----------------------------------
                                                                        October 31,                          October 31,
                                                                                        Pct                                   Pct
                                                             2004         2003          Chg.       2004        2003           Chg.
                                                           ---------   ---------    ----------   --------    ---------    ----------
Revenues:
    License                                                $  2,547    $  2,933          (13%)   $  5,104    $  5,573           (8%)
    Services & other                                          7,637       6,121           25%      14,416      11,967           20%
    Maintenance                                               4,693       4,488            5%       9,062       9,092            0%
                                                           --------    --------     --------     --------    --------     --------
       Total Revenues                                        14,877      13,542           10%      28,582      26,632            7%
                                                           --------    --------     --------     --------    --------     --------

Cost of Revenues:
    License                                                     892       1,133          (21%)      1,795       2,165          (17%)
    Services & other                                          5,334       3,880           37%      10,053       7,873           28%
    Maintenance                                               1,342       1,145           17%       2,500       2,390            5%
                                                           --------    --------     --------     --------    --------     --------
       Total Cost of Revenues                                 7,568       6,158           23%      14,348      12,428           15%
                                                           --------    --------     --------     --------    --------     --------
Gross Margin                                                  7,309       7,384           (1%)     14,234      14,204            0%
                                                           --------    --------     --------     --------    --------     --------
Operating expenses:
    Research and development                                  1,850       1,939           (5%)      3,662       3,939           (7%)
    Less: capitalized development                              (711)       (873)         (19%)     (1,381)     (1,706)         (19%)
    Sales and marketing                                       2,891       2,573           12%       5,786       5,549            4%
    General and administrative                                2,431       2,141           14%       4,754       4,398            8%
    Acquisition related amortization of intangibles              38          --           nm           38          --           nm

                                                           --------    --------     --------     --------    --------     --------
       Total operating expenses                               6,499       5,780           12%      12,859      12,180            6%
                                                           --------    --------     --------     --------    --------     --------
Operating income                                                810       1,604          (50%)      1,375       2,024          (32%)
                                                           --------    --------     --------     --------    --------     --------
    Interest income & Other, net                                603         731          (18%)      1,236       1,489          (17%)
    Minority interest                                            68         (28)          nm           20         (78)          nm
                                                           --------    --------     --------     --------    --------     --------
Income before income taxes                                    1,481       2,307          (36%)      2,631       3,435          (23%)
     Income taxes/(benefit)                                      --          --           --           --          --           --
                                                           --------    --------     --------     --------    --------     --------
Net Earnings                                               $  1,481    $  2,307          (36%)   $  2,631    $  3,435          (23%)
                                                           ========    ========     ========     ========    ========     ========
Earnings per common share:
    Basic:
                                                           $   0.06    $   0.10          (40%)   $   0.11    $   0.15          (27%)
                                                           ========    ========     ========     ========    ========     ========
    Diluted:
                                                           $   0.06    $   0.09          (33%)   $   0.10    $   0.14          (29%)
                                                           ========    ========     ========     ========    ========     ========

Weighted average common shares outstanding
       Basic                                                 23,693      22,672                    23,628      22,509
       Diluted                                               25,138      24,642                    25,090      24,659

nm- not meaningful

                     Consolidated Balance Sheet Information
                                 (in thousands)
                                   (Unaudited)

                                                                 October 31,
                                                            --------------------
                                                              2004         2003
                                                            -------      -------
Cash and Short & Long term investments                      $54,975      $62,900
Accounts Receivable:
    Billed                                                    8,916        5,985
    Unbilled                                                  2,674        2,125
                                                            -------      -------
Total Accounts Receivable,net                                11,590        8,110
Prepaids & Other                                              2,835        1,809
Non-current Assets                                           29,101       21,513
                                                            -------      -------
     Total Assets                                           $98,501      $94,332
                                                            =======      =======

Accounts Payable                                            $ 1,461      $ 1,048
Other Current Liabilities                                     6,487        5,612
Deferred Revenues                                            10,297        8,636
Minority Interest                                             4,022        4,101
Shareholders' Equity                                         76,234       74,935
                                                            -------      -------
     Total Liabilities & Shareholders' Equity               $98,501      $94,332
                                                            =======      =======



SOURCE  American Software, Inc.
    -0-                             11/29/2004
    /CONTACT: Vincent C. Klinges, Chief Financial Officer of American Software, Inc., +1-404-264-5477/
    /Company News On-Call: http://www.prnewswire.com/comp/048263.html / /Web site: http://www.amsoftware.com /
    (AMSWA LGTY)

CO: American Software, Inc.; Logility; Demand Management; New Generation Computing Inc.; NGC
ST:  Georgia
IN:  CPR STW
SU:  ERN